Exhibit 99.6

EXECUTION

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT, is entered into as of August 8, 2014 (this “Agreement”), by and among UNITEK GLOBAL SERVICES INC., a Delaware corporation (“UniTek Parent”), UNITEK ACQUISITION, INC., a Delaware corporation (“UniTek Acquisition”), PINNACLE WIRELESS USA, INC., a Delaware corporation (“Pinnacle”), UNITEK USA, LLC, a Delaware limited liability company (“UniTek USA”), ADVANCED COMMUNICATIONS USA, INC., a Delaware corporation (“Advanced Communications”), DIRECTSAT USA, LLC, a Delaware limited liability company (“DirectSat”), FTS USA, LLC, a Delaware limited liability company (“FTS”) (UniTek Parent, UniTek Acquisition, Pinnacle, UniTek USA, Advanced Communications, DirectSat, FTS, collectively the “Borrowers”),  the Lenders party hereto (the “Consenting Lenders”), and APOLLO INVESTMENT CORPORATION, as administrative agent and collateral agent for the Lenders (“AIC”, and in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, Agent and the Lenders entered into that certain Revolving Credit and Security Agreement dated as of July 10, 2013, as amended by that certain Amendment and Limited Waiver to Revolving Credit and Security Agreement and Fee Letter, dated as of July 25, 2013 (as so amended and as otherwise amended, restated, supplemented or modified from time to time, the “Revolving Credit Agreement”; unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement), pursuant to which, among other things, the Lenders have extended credit to the Borrowers;

WHEREAS, the Borrowers and the other Loan Parties have advised the Agent and the Lenders that certain Known Defaults (as defined herein) have occurred and are continuing and certain Prospective Defaults (as defined herein) are believed to have occurred or are expected to occur and be continuing;

WHEREAS, the Agent and the Lenders have not expressly or impliedly waived any of the Known Defaults or Prospective Defaults (collectively, the “Specified Defaults”), and as a result of the occurrence and continuation of any Specified Default, the Agent and the Lenders are entitled to exercise at any time all of their rights and remedies to commence enforcement and collection actions under the Revolving Credit Agreement, the Other Documents and applicable law (such rights, remedies and actions, collectively, “Enforcement Actions”), including without limitation, to declare to be immediately due and payable the Obligations owing to the Agent and the Lenders under the Revolving Credit Agreement and the Other Documents;

WHEREAS, in connection with the foregoing, the Borrowers and the Guarantors have requested that the Agent and the Lenders agree to implement a forbearance period in respect of the Specified Defaults for a limited period; and

WHEREAS, the Agent and each Consenting Lender are willing to so agree, but only upon the terms and subject to the conditions expressly set forth in this Agreement, and without any advance understanding or agreement by the Consenting Lenders to consent to, or grant a waiver to permit, the implementation of any amendment, restructuring proposal or the consummation of any transaction for which such consent or waiver would be required under the Revolving Credit Agreement or the Other Documents (including without limitation, under this Agreement);

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                         DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Effective Date” shall have the meaning set forth in Section 6 hereof.

“Forbearance Period” shall mean the period from and including the Effective Date to, but not including, the Forbearance Period Termination Date.

“Forbearance Period Termination Date” shall have the meaning set forth in Section 3.1 hereof.

“Known Defaults” means those certain Events of Default that have occurred and are continuing, as expressly described on Schedule I attached hereto.

“Prospective Defaults” means those certain Event of Default that the Borrowers have advised will occur and be continuing in the future, as expressly described on Schedule I attached hereto.

SECTION 2.                         ACKNOWLEDGMENTS

2.1                               Specified Defaults.  Each Borrower and Guarantor hereby acknowledges and agrees that (a) each of the Known Defaults constitutes an Event of Default which has occurred and is continuing and which has not been waived by the Lenders and (b) each of the Prospective Defaults will constitute an Event of Default upon the occurrence and continuation thereof.  The Borrowers and Guarantors hereby acknowledge and agree that the occurrence of any of the Specified Defaults entitles the Agent and Lenders to exercise any Enforcement Action.

2.2                               Obligations.  Each Loan Party acknowledges and agrees that (a) as of the close of business on July 31, 2014, the Obligations include, without limitation, $40,402,131.20 on account of the outstanding unpaid amount of principal of the Revolving Advances, accrued and unpaid interest in respect of the Revolving Advances, $21,646,300 on account of the outstanding unpaid face amount Letters of Credit, accrued and unpaid Letter of Credit Fees, and accrued and unpaid Commitment Fee, (b) the Borrowers, jointly and severally, are truly and justly indebted to the Lenders for the Obligations, without defense, counterclaim or offset of any kind and (c) each Guarantor is liable for all of its obligations and undertakings under its Guaranty and other obligations under the Other Documents (the “Guaranty Obligations”)

(subject to the terms of such Guaranty and such Other Documents), without defense, counterclaim or offset of any kind.

2.3                               Other Lenders.  Each Borrower and Guarantor acknowledges and agrees that (a) the Agent is entering into this Agreement at the direction of the Required Lenders and (b) each Consenting Lender is acting solely on its own behalf and not on behalf of any other Lender.  Notwithstanding the foregoing, the Agent and the Consenting Lenders acknowledge the provisions under Section 14.4 of the Revolving Credit Agreement providing that the Agent shall in all cases be fully protected in acting, or in refraining from acting under the Other Documents in accordance with a request of the Required Lenders (as provided in any such Other Document) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

SECTION 3.                         FORBEARANCE; LOANS; NO WAIVER

3.1                               Forbearance Period.  Upon the satisfaction of the conditions precedent set forth in Section 6.1 of this Agreement, the Agent and each Consenting Lender agrees to temporarily forbear (but not waive such Defaults and Events of Default, whether now existing or hereafter arising) from taking any Enforcement Action solely with respect to the Specified Defaults during the period from and including the Effective Date until the earliest to occur of the following (the earliest such date, the “Forbearance Period Termination Date”):

(i)                                     on August 27, 2014; provided that, if the Borrowers receive on or prior to August 27, 2014 at least $3,000,000 in cash proceeds of Additional Funding (as defined below), then such date shall be automatically extended, without any further action by any party hereto, to September 15, 2014; and

(ii)                                  immediately on the date on which any of the following shall occur:  (A) the occurrence of a Default or an Event of Default (other than a Specified Default) without giving effect to any cure or grace period thereunder, (B) an amendment or any restructuring of any of the Other Documents, (C) any Borrower or Guarantor shall take any action to challenge (including without limitation, to assert in writing any challenge to) the validity or enforceability of the Revolving Credit Agreement, this Agreement or any provision hereof or any Other Document, (D) an amendment or any restructuring of any of the Term Debt Documents that is not reasonably satisfactory to the Required Lenders, (E) the occurrence of the “Forbearance Period Termination Date” as defined in the Term Debt Forbearance Agreement (as defined below), (F) an amendment, supplement, waiver or other modification of the Term Debt Forbearance Agreement that is not reasonably satisfactory to the Required Lenders, (G) the commencement of any enforcement and collection actions against any Borrower or Guarantor by the holders of Indebtedness of such Borrower or Guarantor, (H) the agreement or consent of any Borrower or Guarantor to either of (D), (F) or (G) above, without the prior written consent of the Required Lenders or, in the case of (G) above, the written consent of the Required Lenders within 2 business days after any such commencement, (I) any payment in cash of interest owed under the Term Debt Credit Agreement; or (J) the Target Amount as of any Saturday shall exceed the sum of Eligible Receivables plus Eligible Unbilled Receivables (as of the calculation date for any Borrowing Base Certificate delivered to the Agent on such Saturday pursuant to Section 4.7 below); provided, however, that an occurrence of the condition set forth in this clause (J) shall not trigger the Forbearance Period Termination Date if before the close of business on the fourth Business Day following the applicable Saturday, the Borrowers shall have repaid a principal amount of the outstanding Revolving Advances at least equal to such excess or shall have delivered to Agent the updated Borrowing Base Certificate for the Wednesday following such applicable Saturday pursuant to Section 4.7(c) below demonstrating that the Target Amount no longer exceeds the sum of Eligible Receivables plus Eligible Unbilled Receivables.  The “Target Amount” shall mean, at any time, $45,000,000 minus the aggregate principal amount of Revolving Advances prepaid by the Borrowers pursuant to clause (J) of the preceding sentence..

3.2                               No Waiver; Limitation on Forbearance.  Each Borrower and Guarantor acknowledges and agrees that, notwithstanding the agreement of the Agent and the Consenting Lenders to refrain from taking Enforcement Actions during the Forbearance Period in respect of the Specified Defaults, except as provided in Section 3.3 below, (a) such agreement shall not constitute a waiver of the occurrence or the continuance of any Default or Event of Default, including any Specified Default, and each Specified Default (and any other Default or Event of Default) which occurs or has occurred shall continue to exist unless and until waived by the Required Lenders or the Lenders, as applicable under the Revolving Credit Agreement, (b) the Agent and the Consenting Lenders have not waived, presently do not intend to waive and may never waive the Specified Defaults, and nothing contained in this Agreement or the transactions contemplated hereby shall be deemed to constitute any such waiver, (c) nothing contained in this Agreement shall be construed to limit or affect the right of the Agent and the Consenting Lenders to bring or maintain during the Forbearance Period any action to enforce or interpret any term or provision of this Agreement, or to file or record instruments of public record (or take other action) to perfect or further protect the liens and security interests granted by the Borrowers or Guarantors to the Agent or the Lenders, (d) such agreement shall not constitute a waiver of any other right or remedy of the Agent or the Consenting Lenders whether under the Other Documents or applicable law and (e) any requirement to provide any notice, demand or request for performance under the Guaranty Obligations shall be tolled during the Forbearance Period.

3.3                               Enforcement Actions After Forbearance Period.  Each Borrower and Guarantor acknowledges and agrees that on the Forbearance Period Termination Date the agreement of the Consenting Lenders and the Agent to refrain from taking any Enforcement Action in respect of the Specified Defaults shall automatically cease and be of no further force or effect, and the Agent and the Consenting Lenders shall be entitled to immediately take Enforcement Actions under the Revolving Credit Agreement, the Other Documents and applicable law, all without further notice or demand, in respect of the Specified Defaults or any other Event of Default then existing.

SECTION 4.                         AGREEMENTS

4.1                               Agreements by Borrower.  From and after the Effective Date through the Forbearance Period Termination Date, each Borrower and Guarantor shall comply with its obligations under the Other Documents (other than in respect of the Specified Defaults).  Without limiting the foregoing, during the Forbearance Period, each Borrower and Guarantor shall promptly provide such information concerning the Specified Defaults as the Agent or the Required Lenders may reasonably request from time to time.

4.2                               Default Interest; Amendment to Applicable Margin.  (a) All interest on the Obligations shall accrue at the Default Rate (and the Letter of Credit Fees shall be increased by an additional 2.0% per annum) commencing as of August 5, 2014 (it being understood and agreed that any accrued but unpaid default interest and additional Letter of Credit Fees shall be paid in arrears in cash on each date on which interest on the Obligations is (or the Letter of Credit Fees, as applicable, are) otherwise payable), without further notice from or action by the Agent or the Required Lenders.

For the avoidance of doubt, except as expressly set forth above, the Borrowers hereby confirm that nothing in this Forbearance Agreement limits or otherwise modifies their joint and several obligation to pay cash interest and fees accrued on the Obligations in accordance with the terms of the Revolving Credit Agreement.

(b)                                 Notwithstanding anything in Section 4.2(a) above to the contrary, in the event that the Additional Funding is agreed upon by the relevant parties and occurs (it being understood that nothing herein shall be construed as an agreement or consent by Agent or Lenders to permit such Additional Funding), the principal amount of the loans made for such Additional Funding shall accrue interest at a per annum rate not exceeding 12.5% payable in kind, except that a portion thereof not exceeding a per annum rate of 5.0% shall be payable in cash so long as the Lenders are paid current cash interest on the other Obligations, subject to restrictions on payment and other subordination provisions to be agreed upon in connection with such Additional Funding.

4.3                               Lender Call.  Every week during the Forbearance Period, beginning with the week of August 11, 2014, the Borrower shall host a call with the Agent and the Lenders (which call shall be similar to the weekly call required under section 4.3 of the Term Debt Forbearance Agreement) to provide such information as the Agent and the Lenders may reasonably request, including updates with respect to the Specified Defaults and any material developments since the last update.

4.4                               Term Debt Forbearance Agreement.  On or prior to the Effective Date, the Borrower shall deliver to the Agent (for distribution to the Lenders) a copy of an agreement, duly executed and delivered by the Borrowers and Persons necessary for the effectiveness thereof pursuant to the terms of the Term Debt Credit Agreement (the “Term Debt Required Lenders”), which agreement shall (a) provide for the forbearance by such holders of the exercise of any rights or remedies under the Term Debt Credit Agreement or the Term Debt Documents, including without limitation, the acceleration of the Term Debt Indebtedness, due to any default or event of default arising out of or relating to any of the Specified Defaults for a period of time equal to no less than the Forbearance Period and (b) otherwise be in form and substance reasonably satisfactory to the Consenting Lenders (the “Term Debt Forbearance Agreement”).

4.5                               Failure to Comply.  The Borrowers and Guarantors acknowledge, confirm and agree that any material misrepresentation by any Borrower or Guarantor, or any failure of any Borrower or Guarantor to perform timely or otherwise comply with the covenants, conditions and agreements contained in this Agreement (including but not limited to Section 4 hereof), the Revolving Credit Agreement and the Other Documents or in any other agreement, document or instrument at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of the Agent or any Lenders shall constitute an immediate Event of Default (without notice or the expiration of any cure or grace period that would otherwise be applicable), which shall automatically terminate the Forbearance Period.

4.6                               Repayment of Advances.  The Borrowers hereby agree to prepay $1,000,000 in principal amount of the currently outstanding Revolving Advances (the “Advance Repayment”), no later than August 19, 2014, in immediately available funds (and if the Advance Repayment shall not have been made by 2:00 p.m. New York time by the Borrowers, the parties hereto acknowledge and agree that Agent may elect to apply amounts on deposit in the Cash Collateral Account to make such payment); provided that, if the Borrowers receive on on or prior to 2:00 p.m. New York time on August 19, 2014 at least $3,000,000 in cash proceeds of Additional Funding (as defined below), then the Advance Repayment will be automatically waived, without any further action by the Agent or the Lenders.

4.7                               Other Agreements.  The Borrowers and Guarantors hereby agree that during the Forbearance Period (a) no Borrower or Guarantor shall (i) incur any additional Indebtedness for borrowed money (other than (x) capitalized interest on the Term Debt or (y) additional Indebtedness for borrowed money under the Revolving Credit Agreement consented to by the Lenders (such additional Indebtedness being “Additional Funding”) and permitted under the Intercreditor Agreement and the Term Debt Documents) or other Indebtedness outside the ordinary course of business, (ii) purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, in reliance on Section 7.4(b), 7.4(d) or 7.4(e) of the Revolving Credit Agreement, (iii) make any advances, loans or extensions of credit to any Person in reliance on Section 7.5(d) or 7.5(f) of the Revolving Credit Agreement, (iv) declare, pay or make any dividend or distribution or payments in reliance on Section 7.7, other than dividends by any Borrower other than Unitek Parent to any other Borrower, (v) sell, lease, transfer or otherwise dispose of any assets outside the ordinary course of business, (vi) repay, prepay, redeem or retire any other Indebtedness, (vii) engage in any transactions with any Affiliate (other than Borrowers); (b) Borrowers shall provide to the Agent copies of all written notices, reports, term sheets and other materials and information given to any of the Term Debt Creditors, concurrently with providing such notices, reports, term sheets, materials and information to such Term Debt Creditors; (c) Borrowers shall deliver to the Agent an updated Borrowing Base Certificate by Noon New York City time on Saturday (calculated as of such day) of each week and on Wednesday morning (calculated as of the end of the preceding day) of each week; and (d) Borrowers shall negotiate with Agent and Lenders in good faith towards a recapitalization of the Borrowers’ debt obligations, and shall deliver to the Agent and Lenders (i) as soon as available and not later than 20 days after the Effective Date, a comprehensive term sheet setting forth the material terms of such recapitalization that shall have been mutually agreed by the relevant parties and (ii) as soon as available and not later than August 27, 2014 (provided that, if the date under Section 3.1(i) above is automatically extended to September 15, 2014, as provided therein, this date shall also be so extended to September 15, 2014, without any further action by any party hereto), the substantially final forms of the definitive principal agreements and other documentation pursuant to which such recapitalization would be implemented.

4.8                               Advisors.  On or prior to August 13, 2014, the Borrower shall have retained a financial advisor on terms acceptable to the Required Lenders to assist the Borrowers with their day-to-day business operations, and such financial advisor (or any replacement thereof) shall be retained through the implementation of the recapitalization of the Loan Parties’ debt obligations.

SECTION 5.                         REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into this Agreement and refrain from taking Enforcement Actions during the Forbearance Period, each Borrower and Guarantor hereby (a) represents and warrants to the Agent and each Lender that (i) such Borrower or Guarantor has the full right, power and authority to make, deliver and perform this Agreement and such Borrower or Guarantor has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement, (ii) this Agreement constitutes the legal, valid and binding obligations of such Borrower or Guarantor, enforceable against such Borrower or Guarantor in accordance with the terms hereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), and (iii) no Borrower or Guarantor or Affiliate thereof is obligated to pay any compensation (other than the reimbursement of expenses expressly set forth in the Term Debt Forbearance Agreement and the Term Debt Credit Agreement) in connection with, or as a condition to, entering into the Term Debt Forbearance Agreement, and (b) confirms that each of the representations and warranties made by such Borrower or Guarantor in the Other Documents to which such Borrower or Guarantor is a party is true and correct in all material respects as of the date hereof (except to the extent that the Specified Defaults make any such representation or warranty incorrect or false), except to the extent that any such representation or warranty expressly relates to a specific earlier date, in which case such Borrower or Guarantor hereby confirms such representation or warranty is true and correct in all material respects as of such earlier date (except to the extent the Specified Defaults make any such representation and warranty incorrect or false).

SECTION 6.                         CONDITIONS PRECEDENT

6.1                               Effective Date.  This Agreement shall become effective on and as of August 8, 2014 (the “Effective Date”) at 5:01 p.m. New York City time, so long as each of the following conditions precedent shall have been satisfied or waived, as determined by the Agent:

(a)                                 Forbearance Agreement.  The Agent shall have received this Agreement, duly executed and delivered by each Borrower and Guarantor.

(b)                                 Term Debt Forbearance Agreement.  The Agent shall have received the Term Debt Forbearance Agreement, duly executed and delivered by the Borrower, the Term Debt Required Lenders and the Term Debt Agent.

(c)                                  Payment of Costs, Expenses and Fees.  The Borrowers shall have paid all invoiced out-of-pocket costs and expenses earned, due and payable to advisors to the Agent, as required by Section 16.9 of the Revolving Credit Agreement, and all other fees earned, due and payable in connection with the execution and delivery of this Agreement, and in addition to the foregoing shall have paid to such account as the Agent shall direct $150,000 as a retainer on account of legal fees and expenses that are anticipated to be incurred by Agent’s counsel in connection with its services related to this Agreement, the Revolving Credit Agreement and the recapitalization of the Borrowers’ debt obligations, and to the extent that any amounts owed to Agent’s counsel under this Agreement or the Revolving Credit Agreement are unpaid in whole or in part, such amounts shall be paid out of such retainer.  The Borrowers agree to replenish the foregoing retainer to its full amount from time to time promptly upon receiving any invoice from Agent’s counsel.

SECTION 7.                         MISCELLANEOUS

7.1                               Amendments and Waivers.  Neither this Agreement, nor any terms hereof, may be amended, waived, supplemented or otherwise modified except in a writing signed by the Borrowers, the Guarantors, the Agent and the Required Lenders.

7.2                               Notices.  All notices, requests and demands to or upon the respective parties hereto shall be given in accordance with the notice provisions set forth in the Other Documents.

7.3                               Costs, Fees and Expenses.  Without limiting the obligations of any Borrower or Guarantor under the Other Documents, each of the Borrower ratifies and reaffirms its reimbursement and indemnification obligations under Section 16.9 of the Revolving Credit Agreement, including without limitation, its obligation to pay all out-of-pocket costs and expenses, including without limitation, the fees and disbursements of counsel, incurred by the Agent and each Lender in connection with the administration and enforcement of this Agreement and the transactions contemplated hereby, and to the extent such Section 16.9 as currently drafted is not entirely clear as to such obligations, such Section 16.9 shall automatically be deemed to be amended by this Agreement to ensure that such Section 16.9 encompasses the obligations described in this Section 7.3.  The Borrowers, jointly and severally, further agree to pay or reimburse each Lender for all its reasonable costs and expenses incurred in connection the Revolving Credit Agreement, the Other Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and the fees and expenses of any accountants and financial advisors engaged by any Lender.

7.4                               Specific Indemnification.  Without limiting the foregoing Section 7.3, each Borrower and Guarantor acknowledges and agrees that the Agent and each Consenting Lender is fully indemnified pursuant to Section 16.5 of the Revolving Credit Agreement in respect of the Agent’s and each Consenting Lender’s negotiation, execution, compliance with and implementation of this Agreement, including as against any claims that any third party (including any Lender not a Consenting Lender) might or could assert in respect of such negotiation, execution, compliance and implementation, and to the extent such Section 16.5 as currently drafted is not entirely clear as to such indemnification, such Section 16.5 shall automatically be deemed to be amended by this Agreement to ensure that such Section 16.5 encompasses the indemnification obligations described in this Section 7.4.

7.5                               Other Documents, Guaranties, Etc. Remain in Effect.

(a)                                 Except to the extent expressly set forth in this Agreement, all of the provisions of the Revolving Credit Agreement and the Other Documents are, and shall continue to be, in full force and effect in accordance with their respective terms, and each Borrower and Guarantor shall remain obligated to comply with all of such Borrower’s or Guarantor’s obligations contained in each Other Document to which such Borrower or Guarantor is a party.  Each Borrower and Guarantor ratifies and reaffirms the validity, enforceability and binding nature of all such obligations (subject to, and in accordance with, the terms of the Other Documents applicable to such Borrower or Guarantor). Without limiting the foregoing, each Borrower and Guarantor hereby: (i) reaffirms, ratifies, confirms, and acknowledges its obligations under the Other Documents, and agrees to continue to be bound thereby and perform thereunder; (ii) agrees and acknowledges that the Other Documents to which it is a party and all of its obligations thereunder are and remain in full force and effect and have not been modified except as set forth herein; (iii) acknowledges that it has reviewed, and hereby consents to, this Agreement, and each Borrower and Guarantor further acknowledges that its obligations under the Other Documents to which it is a party are not in any way released, diminished, or impaired by any of the terms or provisions of this Agreement; (iv) acknowledges and agrees that it has no defenses, offsets or counterclaims of any kind or nature whatsoever to its obligations under the Other Documents and (v) acknowledges and agrees that the Liens granted under the Revolving Credit Agreement and the Other Documents in the Collateral are valid, duly perfected Liens, enforceable in accordance with the Revolving Credit Agreement and the Other Documents and applicable law.

(b)                                 Each Borrower and Guarantor acknowledges and agrees that, except as expressly provided herein, nothing in this Agreement or in the course of any prior or future discussions or negotiations (whether written or oral) between the Agent and the Lenders on the one hand and the Borrowers and Guarantors on the other shall constitute an amendment or waiver of, or a commitment or agreement to effect any amendment or waiver of, any provision of any Other Document, it being understood by each Borrower and Guarantor that any such amendment, waiver or commitment (if any) shall be conditioned on and subject to definitive documentation acceptable to the Required Lenders in their sole discretion as evidenced by the execution and delivery of such documentation by Lenders whose consent to such documentation may be required under Section 16.2 of the Revolving Credit Agreement.

7.6                               Loan Party Release; Covenant Not to Sue.

(a)                                 Loan Party Release.  In consideration of the delivery of this Agreement and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, unconditionally, freely and voluntarily, after consultation with counsel and becoming fully and adequately informed as to the relevant facts, circumstances and consequences, each Borrower and Guarantor, for itself and on behalf its successors and assigns, and its present and former members, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, and any Person acting for or on behalf of, or claiming through it (each Borrower and Guarantor and all such other Persons being hereinafter referred to collectively as the “Releasing Parties” and individually as a “Releasing Party”), hereby waives, releases, remises and forever discharges the Agent and each Lender, and each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom the Agent or any Lender would be liable if such persons or entities were found to be liable to any Loan Party (each a “Releasee” and collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which any Releasing Party ever had from the beginning of the world, now has, or might hereafter have against any such Releasee, which Claims relate, directly or indirectly, to any act or omission by any Releasee that occurred on or prior to the date of this Agreement and relate, directly or indirectly, to the Revolving Credit Agreement, any Other Document, any Borrower or Guarantor or any acts or omissions of any such Releasee that occurred on or prior to the date of this Agreement with respect to the Revolving Credit Agreement or any Other Document, any Borrower or Guarantor or the lender-borrower relationship evidenced by the Other Documents, except for the duties and obligations set forth in this Agreement and the duties and obligations set forth in the Other Documents to be performed on or after the date of this Agreement.  As to each and every Claim released hereunder, each Releasing Party waives the benefit of each provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Releasing Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims, and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Each Releasing Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b)                                 Covenant Not to Sue.  Each Releasing Party hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Releasing Party pursuant to the above release.  Each Releasing Party further agrees that it shall not dispute the validity or enforceability of the Revolving Credit Agreement or any of the Other Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Revolving Credit Agreement or the Other Documents.  If any Releasing Party or any of its respective successors, assigns, or officers, directors, employees, agents or attorneys (solely in their capacities as officers, directors, employees, agents and attorneys), or any Person acting for or on behalf of, or claiming through it violate the foregoing covenant, each Borrower and Guarantor, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

7.7                               No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the Lenders, any right, remedy, power or privilege under this Agreement or any Other Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement or any Other Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges of the Administrative Agent and the Lenders provided under this Agreement, the Revolving Credit Agreement and the Other Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

7.8                               Counterparts.  This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or electronic transmission), and all of which counterparts taken together shall be deemed to constitute one and the same instrument.

7.9                               Further Assurances.  Each Loan Party shall from time to time, upon the reasonable request of the Agent, promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights, remedies, powers and privileges hereunder.

7.10                        Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.11                        Integration; Successors.  This Agreement and the Other Documents constitute the entire agreement of the Borrowers, the Guarantors, the Agent and the Lenders concerning the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements.  There are no promises, undertakings, oral agreements, representations or warranties by the Borrowers, the Guarantors, the Agent or the Lenders relative to the subject matter hereof not expressly set forth herein.  This Agreement shall be deemed to be an Other Document for all purposes under and in connection with the Revolving Credit Agreement and the  Documents and shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.  This Agreement is not intended to confer any rights or benefits on any Person other than the parties hereto and their respective successors and assigns.

7.12                        Governing Law.  This Agreement and the rights and obligations of the parties hereto under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

7.13                        WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND FOR ANY COUNTERCLAIM THEREIN.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWERS:	UNITEK GLOBAL SERVICES, INC.
UNITEK ACQUISITION, INC.
PINNACLE WIRELESS USA, INC.
UNITEK USA, LLC
ADVANCED COMMUNICATIONS USA, INC.
DIRECTSAT USA, LLC
FTS USA, LLC

	By:	/s/ Andrew J. Herning
Name: Andrew J. Herning
Title: CFO

AGENT AND LENDERS:	APOLLO INVESTMENT CORPORATION, as Revolving Lender and Swing Loan Lender and as Administrative Agent and Collateral Agent

	By:	Apollo Investment Management, L.P., as Advisor

		By:	ACC Management, LLC, as its General Partner

		By:	/s/ Ted Goldthorpe
Name: Ted Goldthorpe
Title: Authorized Signatory

[Signature Page to UniTek Forbearance Agreement]

SCHEDULE I

SPECIFIED DEFAULTS

Known Defaults

1.                                      An Event of Default under Section 10.11 of the Revolving Credit Agreement resulting from Unitek Parent’s failure to pay on the due date (or within the 5-day cure period thereunder) the monthly interest payment due on July 31, 2014, as required under Section 2.9(d) of the Term Debt Credit Agreement.

2.                                      An Event of Default under Section 10.11 of the Revolving Credit Agreement resulting from Unitek Parent’s failure to hold a monthly update and status call as required by Section 5.2(k) of the Term Debt Credit Agreement for the month of July 2014.

3.                                      Events of Default under Sections 10.2 and 10.5 of the Revolving Credit Agreement resulting from (a) failure of the Borrowers to deliver a Borrowing Base Certificate for the period ended July 26, 2014, (b) failure of the Borrowers any time after July 26, 2014 to prepay the Advances under Section 2.7 of the Revolving Credit Agreement in the amount by which the Advances exceed the sum of (x) the Formula Amount plus (y) the amount of Out-of-Formula Loans permitted under Section 16.2 of the Revolving Credit Agreement, and (c) any inaccurate representation made or deemed made by the Borrowers in connection with the failure to deliver such Borrowing Base Certificate referred to in clause (a) above or in connection with any Advance made prior to the date hereof, or in connection with any requests to release of funds from the Cash Collateral Account solely to the extent such representations made in connection with such requests were inaccurate as a result of Advances outstanding in excess of the sum described in clause (b) above or as a result of the occurrence and continuance of other Specified Defaults.

4.                                      Any failure under Section 5.7 of the Revolving Credit Agreement to deliver notice of one or more Specified Defaults.

5.                                      Any Event of Default under Section 10.11 of the Revolving Credit Agreement resulting from a default under the Term Debt Credit Agreement arising solely due to the occurrence and continuance of a Specified Default and/or a “Specified Default” (as defined in the Term Debt Forbearance Agreement).

Prospective Defaults

6.                                      An Event of Default under Section 10.11 of the Revolving Credit Agreement resulting from the Borrower’s failure to comply with the “Consolidated Leverage Ratio” (as defined in the Term Debt Credit Agreement) covenant for the fiscal quarter ended June 30, 2014, as required under Section 6.1(a) of the Term Debt Credit Agreement.

7.                                      An Event of Default under Section 10.11 of the Revolving Credit Agreement due to the Borrower’s failure to comply with the “Consolidated Fixed Charge Coverage Ratio” (as defined in the Term Debt Credit Agreement) covenant for the fiscal quarter ending June 30, 2014, as required under Section 6.1(b) of the Term Debt Credit Agreement.

8.                                      An Event of Default under Section 10.5(i) of the Revolving Credit Agreement due to the Borrower’s failure to comply with the Consolidated Fixed Charge Coverage Ratio covenant for the fiscal quarter ending June 30, 2014, as required under Section 6.5 of the Revolving Credit Agreement.

9.                                      An Event of Default under Section 10.11 of the Revolving Credit Agreement resulting from the Borrower’s failure to pay on the due date (or within the 5-day cure period thereunder) the monthly interest payment due on August 31, 2014, as required under Section 2.9(d) of the Term Debt Credit Agreement.

10.                               An Event of Default under Section 10.5 of the Revolving Credit Agreement resulting from the Borrower’s failure to provide the financial reporting required by Section 9.7 of the Revolving Credit Agreement, if and solely to the extent the audit provided pursuant to such Section for the 2013 fiscal year is subsequently qualified.